Exhibit 2.2

AMENDED AND RESTATED BY-LAWS

OF

LUX FLOORING INC.

A DELAWARE CORPORATION

JULY 6, 2016

ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

Section 1. Registered Office. The registered office of LUX FLOORING INC. (the “Corporation”) in the State of Delaware shall be 16192 Coastal Highway, in the city of Lewes, County of Sussex. The registered agent in charge thereof shall be Harvard Business Services, Inc.

Section 2. Other Offices. The Corporation may also have offices at such other places as the board of directors of the Corporation (the “Board of Directors”) may from time to time designate, in any State or Country around the world.

ARTICLE II – SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware” or “Seal Delaware”.

ARTICLE II - STOCKHOLDERS MEETINGS

Section 1. Place of Meetings. Meetings of stockholders, if any, may be held at any place, either within or without the State of Delaware and the USA, as may be selected from time to time by the Board of Directors.

Section 2. Regular Meetings. Regular meetings of the stockholders shall be held at such place as shall be determined by the Board. Regular meetings shall not be required if deemed unnecessary by the Board.

Section 3. Election of Directors. Elections of the directors of the Corporation need not be by written ballot, in accordance with the Delaware General Corporation Law (“DGCL”).

Section 4. Special Meetings. Special meetings of the stockholders may be called at any time by the president, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date, place and time of the meeting, to be held not more than thirty days after the receipt of the request, and to give due notice thereof to all the persons entitled to vote at the meeting.

Business at all special meetings shall be confined to the objects stated in the call and the matters germane thereto, unless all stockholders entitled to vote are present and consent.

Written notice of a special meeting of stockholders stating the time and place of the meeting, and the object thereof, shall be given to each stockholder entitled to vote at least 15 days prior, unless a greater period of notice is required by statute in a particular case.

Section 5. Quorum. Unless otherwise required by applicable law, the Corporation’s Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”) or these Bylaws, a majority of the voting power of the outstanding shares of the Corporation entitled to vote, represented in a person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the voting power of the shares so represented, may adjourn the meeting at anytime without further notice. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period, as allowable by law.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 7. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, hour, record date for determining stockholders entitled to vote at the meeting and means of remote communication, if any, of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, written notice of every meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date.

Section 8. Consent In Lieu of Meetings. Any action to be taken at any regular or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall maintain a ledger in accordance with Delaware law, which shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock of which any installment is due and unpaid shall be voted at any meeting. The list shall not be open to the examination of any stockholder, for any purpose, except as required by Delaware law. The list shall be kept either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders and who is entitled to vote in person or by proxy at any meeting of stockholders.

ARTICLE IV - DIRECTORS

Section 1. General. The business and affairs of this Corporation shall be managed by its Board of Directors. Each director shall hold office until a successor is duly elected and qualified or until his earlier resignation or removal.

Section 2. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such times and places as may be determined from time to time by the Board of Directors or its Chairman. Regular meetings shall not be required if deemed unnecessary by the Board.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on 5 days notice to all directors, either personally or by mail, courier service, E-Mail or telecopy; special meetings may be called by the President or Secretary in like manner and on like notice by written request to the Chairman of the Board of Directors.

Section 4. Quorum. A majority of the total number of directors shall constitute a quorum of any regular or special meetings of the Directors for the transaction of business.

Section 5. Consent In Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices anywhere in the world, within or outside of the state of Delaware.

Section 6. Conference Telephone. Directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of voice conference telephone or video conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting.

Section 7. Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum per meeting and any expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 8. Removal. A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, in accordance with the laws of Delaware.

ARTICLE V - OFFICERS

Section 1. General. The executive officers of the Corporation shall be chosen by the Board of Directors. They shall be President, Secretary, Treasurer, one or more Vice Presidents and such other officers as the Board of Directors shall deem necessary. The Board of Directors may also choose a Chairman from among its own members. Any number of offices may be held by the same person.

Section 2. Salaries. Salaries of all officers and agents of the Corporation shall be determined and fixed by the Board of Directors.

Section 3. Term of Office. The officers of the Corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby.

Section 4. President. The president shall be chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the Corporation. He shall be EXOFFICIO a member of all committees, and shall have the general power and duties of supervision and management, as defined by the Board of Directors.

Section 5. Secretary. The Secretary shall attend all sessions of the board and all meetings of the stockholders and act as clerk thereof, and record all votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all the committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and such other duties as may be prescribed by the Board of Directors or President, under whose supervision shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 6. Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

ARTICLE VI - VACANCIES

Section 1. General. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, shall be filed by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or cause, the Corporation should have no directors in office, then any officer or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these by- laws.

Section 2. Resignations Effected at Future Date. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE VII - CORPORATE RECORDS

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its minute of stockholder meetings for the past two years. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. General. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the President nd Chief Executive Officer, the Treasurer or any vice president, and by the Secretary or any assistant secretary. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 2. Transfers. Transfers of the shares shall be made on the books of the Corporation and, if such shares are certificated, upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with applicable law. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 4. Lost Certificate. The Corporation may issue a new stock certificate or uncertificated shares in place of any certificate theretofore issued by it alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 5. Record Date. In order that the Corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or on any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action. If no record date is fixed.

(a)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close of the business on the day next preceding the day on which the meeting is held.
(b)	The record date for which determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.
(c)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(d)	A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting. provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Dividends. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 7. Reserves. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Fiscal Year. The fiscal year shall begin on the first day of January of every year, unless this section is amended according to Delaware Law.

Section 3. Notice. Whenever written notice is required to be given to any person, it may be given to such a person, either personally or by sending a copy thereof through the mail, or by telecopy (FAX), or by telegram, charges prepaid, to his address appearing on the books of the Corporation of the Corporation, or supplied by him to the Corporation to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Without limiting the manner by which notice otherwise may be given effectively to any person, notice of meetings may be given by means of electronic transmission in accordance with applicable law.

Section 4. Waiver of Notice. Whenever any written notice is required by statue, or by Certificate or the bylaws of this Corporation, a waiver thereof, in writing signed by or by electronic transmission by, the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully convened.

Section 5. Disallowed Compensation. Any payments made to an officer or employee of the Corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board of Directors, to enforce payment of each amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

Section 6. Resignations. Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the Corporation, unless some time to be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

ARTICLE X - LIABILITY

Section 1. Stockholders. Stockholder liability is limited to the stock held in the Corporation.

Section 2. Directors. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XI - AMENDMENTS

These bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board of Directors. The stockholders may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by them or otherwise.

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RESOLVED, that these Amended and Restated Bylaws be, and the same hereby are, adopted as and for the bylaws of the Corporation, and that a copy thereof be placed in the Minute Book of the Corporation, directly following the Certificate of Incorporation.

/s/ Benjamin Weinstein
By:	Benjamin Weinstein, Secretary